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Exhibit 23.1  Consent of KPMG Peat Marwick LLP


     REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Avant! Corporation:

The audits referred to in our report dated January 20, 1998, included the related consolidated financial statement schedule as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, included in the annual report on Form 10-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-18445 and 333-43087 ) on Form S-3, in the registration statement (No. 333-42923) on Form S-4 and in the registration statements (Nos. 333-16981, 333-16303, 333-15159, 333-06405, 333-77196 and 333-77242) on Form S-8 of
Avant! Corporation of our report dated January 20, 1998, relating to the consolidated balance sheets of Avant! Corporation as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related consolidated financial statement schedule, which reports appear in the December 31, 1997 annual report on Form 10-K of Avant! Corporation.

                                               /s/ KPMG PEAT MARWICK LLP

Mountain View, California
March 27, 1998




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